Contact:
Kearstin Patterson
Corporate Communications
615-236-4419 (office)
615-517-6112 (mobile)
kpatterson@biomimetics.com

BioMimetic Therapeutics, Inc. Releases Clinical Update Including Positive 52-Week Data
from North American Pivotal Trial

•	Final Augment Study Data Further Confirms Non-Inferiority with Autograft
•	Positive EU Augment Trial Results Consistent with Canadian, North American Studies
•	New Economic Study Provides Valuable Insight into the Cost Burden Related to the Use of Autograft in U.S. Hospitals

Franklin, Tenn. – July 7, 2010 - BioMimetic Therapeutics (NASDAQ: BMTI) will report today the final, one year results of its North American Pivotal Study comparing Augment Bone Graft to autograft in foot and ankle fusion surgery.  The presentation of the data by Dr. Timothy Daniels, associate professor of orthopedic surgery at the University of Toronto and St. Michaels Hospital, will take place at the American Orthopaedic Foot and Ankle Society (AOFAS) summer meeting. As previously reported, the trial met its pre-specified primary endpoint of non-inferiority of Augment to autograft at six months, and the Company’s Premarket Approval (PMA) application for Augment was recently accepted by the FDA.

In Dr. Daniels’ presentation, he will report the entire 52-week data set, highlighting key 52-week endpoints, which demonstrate that out of 16 secondary endpoint measures at the 52-week time point, 15 were statistically significant for non-inferiority.  Further, Augment compared favorably to autograft with clinical healing rates of 87.8% and 88.3%, and a therapeutic failure rate of 7.3% and 8.0%, respectively. Importantly, safety outcomes favored the Augment treatment group, which had fewer complications and infections compared to patients treated with autograft.

The Company is also reporting the results of the European Union (EU) Augment foot and ankle fusion study, which included 108 patients at 11 clinical centers in Europe.  This study demonstrated only a seven percent revision rate, which is consistent with the therapeutic failure rate observed in the U.S. pivotal trial for Augment and autograft (7.3-8.0%) and Canadian registration trial (10%), and a safety profile that was consistent with all other studies of Augment to date.

Additionally, during the AOFAS meeting earlier this morning, Dr. Nicholas Abidi, a practicing orthopedic surgeon at Santa Cruz Orthopaedic Institute, presented for the first time the results of a recently completed study that quantifies the direct medical costs of harvesting autograft in foot and ankle fusion procedures.  The study concluded that the cost of harvesting autograft is between $1,100 and $2,400 depending on the harvest site, excluding the cost of treating complications associated with the harvest procedure.

“We are very pleased with the consistently positive results of all studies related to Augment’s clinical performance.  We are also encouraged by the results of Dr. Abidi’s economic study which provides valuable insight into the cost burden in U.S. hospitals related to the use of autograft, the current standard of care,” commented Dr. Samuel Lynch, president and CEO of BioMimetic Therapeutics.  “The 52 week data from the Augment North American pivotal clinical trial demonstrate that patients treated with Augment have just as good an outcome after one year, and a favorable safety profile, compared to patients treated with autograft.  And, the patients treated with Augment have the added benefits of not having the additional pain and risk of a procedure to harvest the autograft from another bone in their body. The European trial further confirms the clinical benefits and safety of Augment, and brings the total number of patients who have been safely treated with the product candidate to over 500.  Finally, the autograft cost study confirms the significant cost of autograft harvesting and will provide us with valuable economic data as we formulate our strategy for commercial launch of Augment.”

The detailed results of all clinical studies reported today are included below, and slides from the presentations will be filed as a Form 8-K.  Additionally, the Company will host a conference call on July 7, 2010 at 10:30 a.m. EDT to discuss the information presented.  Drs. Timothy Daniels and Sheldon Lin, both clinical investigators in the Augment N.A. clinical trial, will join management on this call.  Further details regarding the call are provided at the conclusion of this press release and on the Company’s website.

Detailed Analyses of All Reported Study Findings

Augment Pivotal Trial 52 Week Data Summary
Dr. Daniels’ review of the Augment pivotal trial provides data for the 52-week visit, which is the final patient visit in the trial, comparing these data with the 24-week data that had been previously reported.  A total of 18 secondary study endpoints are reported in the results, including radiographic, clinical, functional and pain outcomes along with four key safety outcomes.  While the Company has previously reported on the primary endpoint of the study, the percent of patients fused at 24 weeks, the updated secondary endpoint data provide valuable information related to the final patient outcomes and further support the study hypothesis that Augment is non-inferior to autograft in the treatment of these fusions.

Of 16 secondary endpoint measures at the 52-week time point, 15 were statistically significant for non-inferiority; this conclusion reinforces the 24-week study findings, which showed 14 of these 16 endpoints were statistically significant for non-inferiority.  Comparing the 24-week and 52-week data, two endpoints went from not significant at 24 weeks to significant at 52 weeks, while one endpoint went from significant at 24 weeks to not significant at 52 weeks.

An additional secondary endpoint appearing for the first time in this data table is the 36-week CT fusion analysis.  This endpoint did not meet statistical significance for non-inferiority, in part because a number of patients that had successful fusion by six months did not return for their nine-month CT scans.  The patients that missed their nine month CT scans were counted as failures even though  (1) no patient in either group that was evaluated as “fused” at 24 weeks and returned for their nine month CT scans was determined to be “not fused” at 36 weeks; (2) bone growth in both Augment and autograft patients equally progressed on plain film radiographs from 24 to 52 weeks; and (3) clinical and functional outcomes also continued to improve equally in both groups from 24 to 52 weeks.  In fact, at the 52 week time point, X-ray assessments for fusion of the full complement of joints (three aspects) showed statistical significance for non-inferiority in Augment patients, though non-inferiority was not demonstrated for the same endpoint at 24 weeks.

“As a clinician, a successful surgical outcome and patient safety are my primary concerns,” said Dr. Daniels, commenting on the study results.  “If you consider that this patient population included a high percentage of patients with a risk factor for poor healing, the study results are quite impressive.  I don’t think there is any question that this trial accomplished what it set out to prove, that Augment is non-inferior with autograft in clinical effectiveness and offers real benefits for patients by reducing pain and potential complications relative to autograft.”

EU Foot & Ankle Trial Data Summary
As noted above, the Company also reported the results of the Augment foot and ankle fusion study conducted in 11 high volume foot and ankle clinical centers in the EU.  The design of this study was based on the Company’s previously reported Canadian trial.  In summary, this study demonstrated only a seven percent revision rate, which is consistent with the therapeutic failure rate observed in the North American pivotal trial for Augment and autograft (7.3-8.0%) and Canadian registration trial (10%).  Detailed results of the trial are outlined in the table below, which compares the results of the EU trial with the previously reported 60 patient, single-arm Canadian trial.

The goal of the EU study was to collect additional safety and clinical utility data that would, along with the results of the North American and Canadian trials, support regulatory and reimbursement applications in the EU, as well as provide an opportunity for leading EU surgeons to gain experience with the product.  All patients were evaluated based on a study endpoint of nine months, similar to the Canadian trial.  The Company expects to submit the data, along with North American trial data, to European regulatory authorities later this year in order to to gain marketing approval in the EU.

Evaluating the Cost of Autograft
Additionally, Dr. Nicholas Abidi, a practicing orthopedic surgeon at Santa Cruz Orthopaedic Institute and an investigator in the Company’s Augment North American Clinical Study, presented a paper during the AOFAS meeting this morning entitled Economic Evaluation of the Direct Healthcare Costs of Harvesting Autogenous Bone Graft in Foot and Ankle Surgery.  The paper presented the results of a recently completed study led by Dr. Abidi, and supported by the Company, which sought to evaluate the costs affiliated with the bone graft harvest procedure in foot and ankle fusion surgery.

The study analyzed billing and cost data for medical resources directly attributable to harvesting autograft from 10 hospitals and orthopedic centers located across the U.S.  Average direct medical costs ranged from $1,100 to $2,400 per patient, dependent upon the location of the harvest site and individual hospital charge/cost structure.  These conclusions do not include the incremental costs resulting from significant complications associated with the harvest procedure.  Further, it is impossible to quantify the cost of the pain and additional risk experienced by patients having autograft harvested.

“We didn’t feel that the real costs affiliated with bone grafting were well understood by either hospitals or payers,” stated Dr. Abidi. “Our study looked at the direct costs affiliated with the time, effort, and materials involved in this second surgery so that these stakeholders could more accurately compare the cost of possible alternatives to autograft.”

52-Week Augment Pivotal Study Results: Please See Accompanying Table

EU Foot & Ankle Trial Summary; 36 Week Data; All Patients Were Treated with Augment*

	EU Trial (n=108)	Canadian Trial (n=60)
Effectiveness Outcomes

Clinical Healing	84%	88%

Revision rate	7%	10%

SF-12 (Mean PCS)	43.1	39.7

Foot Function Index (Mean Total)	18.3	24.2

AOFAS Ankle-Hindfoot Scale	73.4	64.1

Safety Outcomes

Device related SAE’s	0%	0%

Infections	3%	8%

*EU results are compared to previously reported results from similar Canadian clinical trial.

Conference Call and Webcast

The Company will host a conference call and audio webcast to discuss the 52 week North American and EU data and autograft cost study at 10:30 a.m. EDT Wednesday, July 7, 2010.  Dr. Timothy Daniels and Dr. Sheldon Lin will be available on the call.

The conference call may be accessed on July 7, 2010 by dialing (877) 224-4059 (passcode: 83997359) for U.S. and Canada.  The international dial in number is (706) 902-2069, and the same passcode applies.

A live webcast of the conference call will be available on the Investor Relations section of BioMimetic’s website at www.biomimetics.com.  The webcast will be archived for at least 30 days following the call.

Slides from the applicable presentations will be filed as a Form 8-K following the AOFAS meeting today.

About BioMimetic Therapeutics
BioMimetic Therapeutics is a biotechnology company utilizing purified recombinant human platelet-derived growth factor (rhPDGF-BB) in combination with tissue specific matrices as its primary technology platform for promotion of tissue healing and regeneration.  rhPDGF-BB is a synthetic form of one of the body's principal agents to stimulate and direct healing and regeneration.  The mechanism of action of this platform technology suggests it may be effective in a broad array of musculoskeletal applications, including the repair of bone, ligament, tendon and cartilage. Through the commercialization of this technology, BioMimetic seeks to become the leading company in the field of orthopedic regenerative medicine. In 2005, BioMimetic received marketing approval from the FDA for its first product, GEM 21S®, as a grafting material for bone and periodontal regeneration. Additionally, BioMimetic Therapeutics has completed and ongoing clinical trials with its product candidates Augment™ Bone Graft and Augment™ Injectable Bone Graft  in multiple orthopedic bone healing indications including the treatment of foot and ankle fusions and the stimulation of healing of fractures of the wrist.  In November 2009, BioMimetic received approval from Health Canada to begin marketing Augment as an alternative to the use of autograft in foot and ankle fusion indications in Canada. In May 2010, the Company’s Pre-Marketing Approval (PMA) application for the approval of Augment Bone Graft was filed with the FDA.

GEM 21S is a trademark of Luitpold Pharmaceuticals, Inc., who now owns this dental related product and markets it through its Osteohealth Company in the United States and Canada.

For further information, visit www.biomimetics.com or contact Kearstin Patterson, corporate communications, at 615-236-4419.

Forward-looking Statements
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the current intent and expectations of the management of BioMimetic. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict.  There are many important factors that could cause actual results to differ materially from those indicated in the forward-looking statements.  BioMimetic’s actual results and the timing and outcome of events may differ materially from those expressed in or implied by the forward-looking statements because of risks associated with the marketing of BioMimetic’s product and product candidates, unproven preclinical and clinical development activities, regulatory oversight, and other risks detailed in BioMimetic’s filings with the Securities and Exchange Commission. Except as required by law, BioMimetic undertakes no responsibility for updating the information contained in this press release beyond the published date, whether as a result of new information, future events or otherwise, or for changes made to this document by wire services or Internet services.

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Measure
Treatment Difference
P−value for non−inferiority
Primary Endpoint
Value plotted is difference in rates
Osseous Bridging (on CT) F.C.o.J. @ 6 months
Secondary Endpoints
Value plotted is difference in rates
6 months
Osseous Bridging (on CT) All Joints
Radiographic Fusion 3 Aspects F.C.o.J.
Radiographic Fusion 3 Aspects All Joints
Radiographic Fusion 2 Aspects F.C.o.J.
Radiographic Fusion 2 Aspects All Joints
Therapeutic Failure
Clinical Healing Patient Level
Clinical Healing F.C.o.J.
Clinical Healing All Joints
Clinical Success
Clinically Significant Graft Harvest Pain
9/12 months
Osseous Bridging (on CT) F.C.o.J. (9 months)
Osseous Bridging (on CT) All Joints (9 months)
Radiographic Fusion 3 Aspects F.C.o.J.
Radiographic Fusion 3 Aspects All Joints
Radiographic Fusion 2 Aspects F.C.o.J.
Radiographic Fusion 2 Aspects All Joints
Therapeutic Failure
Clinical Healing Patient Level
Clinical Healing F.C.o.J.
Clinical Healing All Joints
Clinical Success
Clinically Significant Graft Harvest Pain
Secondary Endpoints
Value plotted is difference in mean scores
6 months
SF−12 Physical Component Summary
Foot Function Index Total Score
AOFAS Ankle−Hindfoot Total Scale
Fusion Site Pain Visual Analog Scale
Weight−bearing Pain Visual Analog Scale
12 months
SF−12 Physical Component Summary
Foot Function Index Total Score
AOFAS Ankle−Hindfoot Total Scale
Fusion Site Pain Visual Analog Scale
Weight−bearing Pain Visual Analog Scale
Key Adverse Event Rates − Safety Population
Value plotted is difference in rates
6 months
Serious Treatment−Emergent AEs
Surgical Complications
Serious Complications
Infections
12 months
Serious Treatment−Emergent AEs
Surgical Complications
Serious Complications
Infections
15 10 5 0 5 10 15
0.0 0.5 1
Favors Autograft
Favors Augment
Black dots depict data from modified intent−to−treat (mITT) or safety population (where noted).
Red circles depict data from intent−to−treat (ITT) population.
P−values in the grey shaded band demonstrate statistically significant non−inferiority for Augment (p ≤ 0.05).

Source: BioMimetic Therapeutics, Inc.